EXHIBIT 99.2

                          The Guardian Stock Fund, Inc.

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                                     BY-LAWS

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                                    ARTICLE I

                                  STOCKHOLDERS

      Section 1. Annual Meeting. At the discretion of the Board of Directors and in accordance with the laws of the State of Maryland, an annual meeting of stockholders of the Corporation for the election of directors and for the transaction of any other business which may properly be considered at such meeting may be held in each year. The annual meeting, if any, shall be held no less than 30 days and no more than 120 days after the close of the Corporation's previous fiscal year at such hour and at such place within or without the State of Maryland as may be fixed by the Board of Directors.

      Section 2. Special or Extraordinary Meetings. Special or extraordinary meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board of Directors, if any, or by the President or by a majority of
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the Board of Directors who are not interested persons, as that term is defined in the Investment Company Act of 1940 (the "1940 Act") of the Corporation or of the Corporation's investment advisor, and shall be called by the Secretary upon receipt of the request in writing signed by stockholders holding not less than one quarter in amount of the entire capital stock issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting.

      Section 3. Notice of Meetings of Stockholders. Not less than ten days and not more than ninety days written or printed notice of every meeting of stockholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each stockholder entitled to vote thereat by leaving the same with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to him at his address as it appears upon the books of the Corporation.

      No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

      Section 4. Closing of Transfer Books; Record Dates. The Board of Directors may fix the time, not exceeding twenty
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days preceding the date of any meeting of stockholders, and dividend payment date or any date for the allotment of rights, during which the books of the Corporation shall be closed against transfers of stock which may be affected by such meeting or payment or allotment. If such books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of providing for the closing of the books against transfers of stock as aforesaid, the Board of Directors may fix, in advance, a date, not exceeding sixty days and not less than ten days preceding the date of any meeting of stockholders, and not exceeding sixty days preceding any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividends or rights, as the case may be; and only stockholders of record on such fixed date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

      Section 5. Quorum, Adjournment of Meetings. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, shall constitute a quorum at all meetings of the stockholders. If at any meeting of the stockholders there shall be less than a
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quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

      Section 6. Voting and Inspectors. At all meetings of stockholders every stockholder of record entitled to vote thereat shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation (and such stockholders of record holding fractional shares, if any, shall have proportionate voting rights as provided in the Articles of Incorporation) on the date for the determination of stockholders entitled to vote at such meeting either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney. No proxy which is dated more than three months before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, provide a longer period for which its is to remain in force.

      All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided in the Articles of Incorporation or in these By-Laws or by specific statutory provision superseding the restrictions and limitations contained in the Articles of Incorporation or in these By-Laws.
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      At any election of Directors, the Board of Directors prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled to vote at such election shall, appoint two inspectors to election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.

      The Chairman of the Meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent (10%) of the stock entitled to vote on such election or matter.

      Section 7. Conduct of Stockholders' Meetings. The meetings of the stockholders shall be presided over by the Chairman of the Board of Directors, if any, or if he shall not be present by the President or if he shall not be present, by a Vice-President, or if neither Chairman of the Board of Directors, the President nor any Vice-President is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as Secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then the meeting shall elect its secretary.
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      Section 8. Concerning Validity of Proxies, Ballots, Etc. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided in Section 6, in which event such inspectors of election shall decide all such questions.

                                   ARTICLE II

                               BOARD OF DIRECTORS

      Section 1. Number and Tenure of Office. The business and property of the Corporation shall be conducted and managed by a Board of Directors consisting of seven Directors, which number may be increased or decreased as provided in
Section 3 of this Article. Each director shall hold office until the annual meeting of stockholders of the Corporation next succeeding his election or until his successor is duly elected and qualifies. Directors need not be stockholders.

      Section 2. Chairman of the Board. The Chairman of the Board, if there be one, shall preside at all meetings of stockholders and of the Board of Directors, and shall have such other powers and duties as may be delegated to him by the Board of Directors.
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      Section 3. Increase or Decrease in Number of Directors. The Board of
Directors, by the vote of a majority of the entire Board, may increase the number of directors to a number not exceeding fifteen, and may elect Directors to fill the vacancies created by any such increase in the number of Directors until the next annual meeting or until their successors are duly elected and qualify; The Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of Directors to a number not less than three. Vacancies occurring other than by reason of any such increase shall be filled as provided by the Maryland General Corporation Law.

      Section 4. Place of Meeting. The Directors may hold their meetings, or more offices, and keep the books of the Corporation outside the Maryland, at any office or offices of the Corporation or at any other they may from time to time by resolution determine, or, in the case of as they may from time to time by resolution determine or as shall be or fixed in the respective notices or waivers of notice thereof.

      Section 5. Regular Meetings. Regular meetings of the Board of shall be held at such time and on such notice, if any, as the may from time to time determine.

      The annual meeting of the Board of Directors shall be held no less than 30 days and no more than 120 days after the close of the Corporation's previous fiscal year.
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      Section 6. Special Meetings. Special meetings of the Board of Directors may be held from time to time upon call of the Chairman of the Board of Directors, if any, the President or two or more of the Directors, by oral or telegraphic or written notice duly served on or sent or mailed to each Director not less than one day before such meeting. No notice need be given to any Director who attends in person or to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

      Section 7. Quorum. One-third of the Directors then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these By-Laws.

      Section 8. Executive Committee. The Board of Directors may, by the affirmative vote of a majority of the entire Board, elect from the Directors an Executive Committee to consist of such number of Directors as the Board may from time
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to time determine. The Board of Directors by such affirmative vote shall have the power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it) except as provided by law and except the power to increase or decrease the size of, or fill vacancies on the Board. The Executive Committee may fix its own rules of procedure, and may meet, when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

      Section 9. Audit Committee. That there shall be an audit committee of three "non-interested" directors whose primary concern shall be liaison with the company's public accountants. They shall also perform such other audit matters as they deem necessary.

      Section 10. Other Committees. The Board of Directors, by the affirmative vote of a majority of the entire
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Board; may appoint other committees which shall in each case consist of such number of members (not less than two) and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and powers of any such committee, to fill vacancies, and to discharge any such committee.

      Section 11. Informal Action by Directors and Committees. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by a majority of the Board, or of such committee, as the case may be.

      Section 12. Compensation of Directors. No Directors shall receive any stated salary or fees from the Corporation for his services and such Director if such Director is, otherwise then by reason of being such Director, employed by the Corporation or any manager/investment adviser of the Corporation. Except as provided in the preceding sentence, Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

      Section 13. Contracts and Transactions Involving Directors. No contract or transaction between the Corporation
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and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers, are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or (2) the material facts as to his interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of shareholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
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                                   ARTICLE III

                                    OFFICERS

      Section 1. Executive Officers. The executive officers of the Corporation shall be chosen by the Board of Directors as soon as may be practicable after the annual meeting of the stockholders. These may include a Chairman of the Board of Directors, and shall include a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer. The Chairman of the Board of Directors, if any, and the President shall be selected from among the Directors. The Board of Directors may also in its discretion appoint Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the Executive Committee or the President may determine or if not expressed, then such duties as are customary to the office. The Board of Directors may fill any vacancy which may occur in any office.

      Any two officers, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers. In the absence of the Chairman of the Board (or if there be none), the President shall preside at all meetings of the stockholders and of the Board of Directors.
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      Section 2. Term of Office. The term of office of all officers shall be one year and until their respective successors are chosen and qualify, subject, however, to any provisions for removal contained in the Articles of Incorporation. Any officer may be removed from office at any time with or without cause by the vote of a majority of the entire Board of Directors.

      Section 3. Powers and Duties. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Directors or the Executive Committee or the President.

      Section 4. Bond. The Corporation may secure the fidelity of any or all of its officers, agents, or employees by bond.

                                   ARTICLE IV

                                  CAPITAL STOCK

      Section 1. Certificates of Shares. Each stockholder of the Corporation shall be entitled to a certificate or certificates for the full shares of stock of the Corporation owned by them in such form as the Board of Directors may from time to time prescribe.

      Section 2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney
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or legal representative, upon surrender and cancelling of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature of the Corporation or its agents may reasonably require. In the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.

      Section 3. Stock Ledgers. The stock ledgers of the Corporation, containing the name and address of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

      Section 4. Lost, Stolen or Destroyed Certificates. The Board of Directors may determine the conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may at their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety to the Corporation and the transfer agent, if any, to indemnify it and such transfer agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.
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                                    ARTICLE V

                                 CORPORATE SEAL

      The Board of Directors shall provide a suitable corporate seal, in such form and bearing such inscriptions as it may determine.

                                   ARTICLE VI

                                   FISCAL YEAR

      Unless otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on the 31st day of December in each year.

                                   ARTICLE VII

                            EXECUTION OF INSTRUMENTS

      Section 1. Checks, Notes, Drafts, Etc. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

      Section 2. Sale or transfer of Securities. Stock certificates, bonds or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, pledged, hypothecated, transferred or otherwise disposed of pursuant to authorization by the Board and when so authorized to be held on behalf of the Corporation or sold, pledged, hypothecated, transferred or otherwise disposed of, may be transferred from the name of the Corporation by the
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signature of the President or a Vice-President or the Treasurer or such other officer as may be designated by the Board.

                                  ARTICLE VIII

                               BLUE SKY PROVISIONS

      Section 1. Long and Short Positions. The Investment Adviser and the Distributors of the Corporation, the officers, directors or partners of the Investment Adviser and Distributors, and the officers and directors of the Corporation shall not take long or short positions in the securities issued by the Corporation, provided, however, that:

      (a) A Distributor may purchase from the Corporation securities issued by the Corporation, provided that orders to purchase from the Corporation are entered with the Corporation by the Distributor upon receipt by the Distributor of purchase orders for the securities of the Corporation and provided such purchases are not in excess of purchase orders received by the Distributor.

      (b) Sales of the Corporation's securities at not less than the applicable net asset value, upon written assurance of the purchaser that the purchase is for investment purposes and the shares purchased may not be resold except through redemption by the Corporation, may be made to the following:

      1. The separate accounts of The Guardian Insurance & Annuity Company, Inc. which are registered as unit investment trusts under the Investment Company Act of 1940, as amended.
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      2. The Officers, Directors, and bona fide full-time employees and sales representatives who have acted as such for not less than 90 days, of:

            (a) The Corporation

            (b) The Investment Adviser or Distributor, if more than one-half of such person's working time involves (1) selling or offering for sale shares of the Corporation or shares of other investment companies having the same distributor, (2) supervising sales representatives entitled to purchase shares at net asset value or (3) acting in a position necessary for the persons in (1) and (2) to carry out such functions.

      3. Any trust, pension, profit sharing or other benefit plan for the persons described in item #2.

                                   ARTICLE IX

                                  MISCELLANEOUS

      Section 1. Indemnification. Each director and officer (and his heirs, executors and administrators ) are indemnified by the Corporation to the extent set forth in the Articles of Incorporation.

      Section 2. Advisory Contract. Any advisory or management contract to which the Corporation shall be a party shall not be amended, without the affirmative vote or the written consent of the holders of a majority (as defined in the Investment Company Act of 1940, of all the shares of the
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capital stock of the Corporation at the time outstanding and entitled to vote.

      Section 3. Custodianship. All cash and securities owned by the Corporation shall be held by a bank or trust company of good standing, having a capital, surplus and undivided profits aggregating not less than Two Million Dollars ($2,000,000.00); provided such a bank or trust company can be found ready and willing to act. Upon resignation or inability to serve of any such bank or trust company the Corporation shall (i) use its best efforts to obtain a qualified successor, (ii) require the cash and securities of the Corporation held by such bank or trust company to be delivered directly to the successor, and (iii) in the event that no qualified successor can be found, submit to the holders of the shares of the capital stock of the Corporation at the time outstanding and entitled to vote, before permitting delivery of such cash and securities to anyone other than a qualified successor, the question whether the Corporation shall be dissolved and liquidated or shall function without a qualified bank or trust company to hold, such cash and securities. Upon such resignation or inability to serve, such bank or trust company may deliver any assets of the Corporation held by it to a qualified bank or trust company selected by it, such assets to be held subject to the terms of the agreement which governed such retiring bank or trust company, pending action by the Corporation as set forth in this Section 3. Nothing herein contained,
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however, shall prevent the termination of any agreement between the Corporation and any such bank or trust company by the Corporation at the discretion of the Board of Directors, and any such agreement shall be terminated upon the affirmative vote of the holders of a majority of all the shares of the capital stock of the Corporation at the time outstanding and entitled to vote.

                                    ARTICLE X

                              AMENDMENT OF BY-LAWS

      Except as set forth below, the By-Laws of the Corporation may be altered, amended, added to or repealed by a majority vote of the stockholders or by majority vote of the entire Board of Directors; but any such alteration, amendment, addition or repeal of the By-Laws by action of the Board of Directors may be altered or repealed by the stockholders. Sections 2 and 3 of Article IX may be altered, amended or repealed only by the stockholders.